Exhibit 10.11

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as of [            ] (this “Agreement”) and is by and among PBF Logistics LP, a Delaware limited partnership (the “Partnership”), PBF Logistics GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and together with the Partnership, the “Companies” and each a “Company”), and [Name of director/officer] (“Indemnitee”).

WITNESSETH:

WHEREAS, the Companies believe that, in order to attract and retain highly competent persons, they must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Companies;

WHEREAS, the Companies desire and have requested Indemnitee to serve as a [director] [officer] and, in order to induce the Indemnitee to serve as a [director] [officer] and provide services to the Companies, each of the Companies is willing to grant the Indemnitee the indemnification provided for herein. Indemnitee is willing to so serve on the basis that such indemnification be provided; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses;

NOW, THEREFORE, in consideration of Indemnitee’s service to the Companies and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Indemnification.

To the fullest extent permitted by the Revised Uniform Limited Partnership Act of the State of Delaware (the “LP Act”), the Limited Liability Company Act of the State of Delaware (the “LLC Act” and together with the LP Act, the “Delaware Acts”) and other applicable law:

(a) Each Company shall indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of either Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of either Company, or while serving as a director or officer of either Company, is or was serving or has agreed to serve at the request of either Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity. The obligations of the Companies under this Agreement are joint and several obligations of each Company.

(b) The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals.

Section 2. Advance Payment of Expenses. To the fullest extent permitted by the Delaware Acts, expenses (including attorneys’ fees) incurred by Indemnitee in appearing at, participating in or defending any action, suit or proceeding or in connection with an enforcement action as contemplated by Section 3(e), shall be paid by the Companies (without duplication) in advance of the final disposition of such action, suit or proceeding within 30 days after receipt by the Companies of a statement or statements from Indemnitee requesting such advance or advances from time to time. The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Companies in respect thereof. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.

Section 3. Procedure for Indemnification: Notification and Defense of Claim.

(a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made hereunder, notify the Companies in writing of the commencement thereof. The failure to promptly notify any Company of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve such Company from any liability that it may have to Indemnitee hereunder, except to the extent such Company is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure. To obtain indemnification under this Agreement, Indemnitee shall submit to the Companies a written request therefor including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Companies to determine whether and to what extent Indemnitee is entitled to indemnification.

(b) With respect to any action, suit or proceeding of which the Companies are so notified as provided in this Agreement, the Companies shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Companies, the Companies will not be liable to Indemnitee under this Agreement for any subsequently incurred fees of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Companies. Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Companies setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between any of the Companies and Indemnitee with respect to a significant issue, then the Companies will not be entitled, without the written consent of Indemnitee, to assume such defense. In addition, the Companies will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of either Company.

(c) To the fullest extent permitted by the Delaware Acts, the Companies’ assumption of the defense of an action, suit or proceeding in accordance with paragraph (b) above will constitute an irrevocable acknowledgement by the Companies that any loss and liability suffered by Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Companies under Section 1 of this Agreement.

(d) The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following any Company’s receipt of a request for indemnification in accordance with Section 3(a). If either Company determines that Indemnitee is entitled to such indemnification or, as contemplated by paragraph (c) above, the Companies have acknowledged such entitlement, the Companies will make payment to Indemnitee of the indemnifiable amount within such 30 day period. If the Companies are not deemed to have so acknowledged such entitlement or the Companies’ determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30 day period, the requisite determination of entitlement to indemnification shall, subject to Section 6, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the Delaware Acts.

(e) In the event that (i) the Companies determine in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Companies deny a request for indemnification, in whole or in part, or fail to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30 day period, (iv) advancement of expenses is not timely made in accordance with Section 2, or (v) the Companies or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institute any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Companies to the fullest extent permitted by the Delaware Acts.

(f) Indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3 of this Agreement, as the case may be. The Companies shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Companies overcome such presumption by clear and convincing evidence.

Section 4. Insurance and Subrogation.

(a) The Companies shall use reasonable best efforts to secure a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Companies, or while serving as a director or officer of the Companies, is or was serving or has agreed to serve at the request of the Companies as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of Indemnitee’s status as such, whether or not the Companies would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Companies. If the Companies have such insurance in effect at the time the Companies receive from Indemnitee any notice of the commencement of an action, suit or proceeding, the Companies shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Companies shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b) Subject to Section 9(b), in the event of any payment by the Companies under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Companies to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Companies shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c) Subject to Section 9(b), the Companies shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and ERISA excise taxes or penalties) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 5. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Companies, or while serving as a director or officer of the Companies, is or was serving or has agreed to serve at the request of the Companies as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c) The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out of pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Companies or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.

(d) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

Section 6. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Companies shall not be obligated pursuant to this Agreement (provided however, that in the event that the organizational documents of any of the Companies (including the Partnership’s Agreement of Limited Partnership) provides greater indemnification coverage than is set forth in this Agreement, then the terms of this Agreement shall not be deemed to supersede the terms of such organizational documents, and Indemnitee shall be entitled to enforce the provisions of such organizational documents (including the Partnership’s Agreement of Limited Partnership) pursuant to this Agreement):

(a) Claims Initiated by Indemnitee. Prior to a change of control, to indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof), however denominated, initiated by Indemnitee, other than (i) an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by the provisions of Section 6(b) of this Agreement) and (ii) an action, suit or proceeding (or part thereof) that was authorized or consented to by the Board of Directors of the General Partner, it being understood and agreed that such authorization or consent shall not be unreasonably withheld, conditioned or delayed in connection with any compulsory counterclaim brought by Indemnitee in response to an action, suit or proceeding otherwise indemnifiable under this Agreement.

(b) Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in such action, suit or proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by the Delaware Acts), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish their right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 6(b) is intended to limit the Companies’ obligations with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 2 hereof.

(c) Section 16(b) Matters. To indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Partnership pursuant to the provisions of Section 16(b) of the Exchange Act.

(d) Fraud or Willful Misconduct. To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to have been knowingly fraudulent or constitute willful misconduct.

(e) Prohibited by Law. To indemnify Indemnitee in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be prohibited by law.

Section 7. Certain Settlement Provisions; No Adverse Settlement. The Companies shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Companies’ prior written consent. The Companies shall not, without the prior written consent of the Indemnitee, effect any settlement of any action, suit or proceeding which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such action, suit or proceeding. Neither the Companies nor the Indemnitee shall unreasonably withhold, condition or delay its or his or her consent to any proposed settlement; provided, that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee. In no event shall the Indemnitee be required to waive, prejudice or limit attorney-client privilege or work-product protection or other applicable privilege or protection. The Companies shall not seek, nor shall they agree to, consent to, support or agree not to contest any settlement or other resolution of any action, suit or proceeding, or settlement or other resolution of any other claim, action, proceeding, demand, investigation or other matter that has the actual or purported effect of extinguishing, limiting or impairing the Indemnitee’s rights hereunder, including, without limitation, the entry of any bar order or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal or state statute, regulation, rule or law.

Section 8. Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Companies shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Companies or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Companies, or while serving as a director or officer of the Companies, is or was serving or has agreed to serve at the request of the Companies as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

Section 9. Contribution/Jointly Indemnifiable Claims.

(a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Companies shall, to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4(c), 6 or 7 hereof.

(b) Given that certain jointly indemnifiable claims may arise due to the service of the Indemnitee as a director and/or officer of the Companies at the request of the Indemnitee-related entities, the Companies acknowledge and agree that the Companies shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-related entities. Under no circumstance shall the Companies be entitled to any right of subrogation or contribution by the Indemnitee-related entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Companies hereunder. In the event that any of the Indemnitee-related entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Companies, and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights. The Companies and Indemnitee agree that each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section 9(b), entitled to enforce this Section 9(b) as though each such Indemnitee-related entity were a party to this Agreement. For purposes of this Section 9(b), the following terms shall have the following meanings:

(i) The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Companies or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise Indemnitee has agreed, on behalf of the Companies or at the Companies’ request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Companies may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(ii) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or advancement of expenses from both the Indemnitee-related entities and the Companies pursuant to the Delaware Acts, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Companies or the Indemnitee-related entities, as applicable.

Section 10. Change in Control.

(a) The Companies agree that if there is a change in control of the Partnership, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and advancement of expenses under this Agreement, any other agreement or the Companies’ organizational documents now or hereafter in effect, the Companies shall seek legal advice only from outside counsel selected by Indemnitee and approved by the Companies (which approval shall not be unreasonably withheld, conditioned or delayed). In addition, upon written request by Indemnitee for indemnification pursuant to Section 3(a), a determination, if required by the Delaware Acts, with respect to Indemnitee’s entitlement thereto shall be made by such outside counsel in a written opinion to the Board of Directors of the General Partner, a copy of which shall be delivered to Indemnitee. The Companies agree to pay the reasonable fees of the outside counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

For purposes of this Section 10, the following definitions shall apply:

(i) A “change in control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following: (i) any person (as defined below) or “group” (within the meaning of this term as used in Sections 13(d) and 14(d)(2) of the Exchange Act) (together with its or their Affiliates (as defined below)) (other than (1) PBF Energy Inc. or any of its Subsidiaries (as defined below), (2) any trustee or other fiduciary holding securities under an employee benefit plan of PBF Energy Inc. or any of its Subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any corporation or other entity owned, directly or indirectly, by the equityholders of the Partnership in substantially the same proportions as their ownership of Partnership Units), is or becomes the “beneficial owner”, directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of Partnership Units representing 50% or more of the combined voting power of the then outstanding Partnership Units; (ii)(x) the General Partner or any of its Affiliates ceases to be the general partner of the Partnership or (y) the general partner of the Partnership is no longer PBF Energy Inc. or any of its controlled Affiliates; (iii) a merger or consolidation of the Partnership with any person, other than (A) a merger or consolidation which would result in the Partnership Units outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into partnership units of the surviving or parent entity) more than 50% or more of the combined voting power of the Partnership Units or the partnership units of such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation in which no person (together with its Affiliates) (other than (1) the Partnership or any of its Subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Partnership or any of its Subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any corporation or other entity owned, directly or indirectly, by the equityholders of the Partnership in substantially the same proportions as their ownership of Partnership Units,) acquired 50% or more of the combined voting power of the Partnership’s then outstanding securities; (iv) a complete liquidation of the Partnership or a sale or disposition by the Partnership of all or substantially all of the Partnership’s consolidated assets (or any transaction having a similar effect), in each case in one or more transactions; or (v) a “change in control” shall be deemed to occur under (and as defined in) any similar indemnification agreement of PBF Energy Inc. as then in effect.

For purposes of this Section 10(b)(i) and elsewhere in this Agreement, the following terms shall have the following meanings:

(A) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(B) “person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that person shall exclude (i) the Companies, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Partnership, and (iii) any entity owned, directly or indirectly, by the unitholders of the Partnership in substantially the same proportions as their ownership of the Partnership.

(C) “beneficial owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that beneficial owner shall exclude any person otherwise becoming a beneficial owner by reason of the unitholders of the Partnership approving a merger of the Partnership with another entity.

(D) “Affiliate” shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

(E) “Subsidiaries” shall mean, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that person or one or more of the other

Subsidiaries of that person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.

(F) “Control” (including its correlative meanings, “Controlled by” and “under common Control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a person.

(G) “Partnership Units” means limited partnership units of the Partnership.

Section 11. Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt or (d) sent by email or facsimile transmission, with receipt of oral confirmation that such transmission has been received. Notice to the Partnership shall be directed to PBF Logistics LP, Attention: General Counsel, One Sylvan Way, Parsippany, NJ 07054, email: jeffrey.dill@pbfenergy.com; facsimile: (973) 455-7562; confirmation number: (973) 455-7576. Notice to Indemnitee shall be given to the address set forth on the Indemnitee’s signature page hereto. Either party may change the address for notices by providing written notice to the other.

Section 12. Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of applicable law, in any court in which a proceeding is brought, under the organizational documents of the Companies (or other organizational documents of any predecessor or parent of the Companies) other agreements or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee. No amendment or alteration of the Companies’ organizational documents or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 13. No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director or in the employ of the Companies. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director, officer, employee or agent of the Companies or of any other enterprise at the Companies’ request.

Section 14. Severability; Interpretation of Agreement. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, it is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by the Delaware Acts. In the event any provision hereof conflicts with the Delaware Acts or any other applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

Section 15. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 16. Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Partnership without Indemnitee’s prior written consent.

Section 17. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, spouses, executors, administrators and personal and legal representatives. The Companies shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of such Indemnitor, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Companies would be required to perform if no such succession had taken place.

Section 18. Service of Process and Venue. The Companies and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Companies of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 21. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Partnership, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

Section 22. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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This Indemnification Agreement has been duly executed and delivered to be effective as of the date stated above.

PBF LOGISTICS LP

By:	PBF Logistics GP LLC,
its general partner

By:
Name:
Title:

PBF LOGISTICS GP LLC

By:
Name:
Title:

INDEMNITEE:

Name:
Address:

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